Exhibit 3.2

BY-LAWS OF
ORAGEN, INC.

Article I
Meetings of Shareholders

Section 1. Annual Meeting. The Annual Meeting of the shareholders of this corporation shall be held at the time and place designated by the Board of Directors of the corporation. The Annual Meeting of shareholders for any year shall be held no later than thirteen (13) months after the last preceding Annual Meeting of shareholders. Business transacted at the Annual Meeting shall include the election of directors of the corporation.

Section 2. Special Meetings. Special meetings of the shareholders shall be held when directed by the President, the Board of Directors, or when requested in writing by the holders of not less than ten percent (10%) of all the shares entitled to vote at the meeting. A meeting requested by shareholders shall be called for a date not less than ten (10) nor more than sixty (60) days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary unless the President, the Board of Directors or shareholders requesting the meeting shall designate another person to do so.

Section 3. Place. The meetings of shareholders may be held within or without the State of Florida.

Section 4. Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail addressed to the shareholder at his address as it appears on the Stock Transfer Books of the corporation, with postage thereon prepaid.

Section 5. Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

Section 6. Fixing Record Date. For the purpose of determining shareholders entitled to notice of any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for any determination of shareholders. Such date shall not in any case be more than sixty (60) days and, in case of a meeting of the shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

Section 7. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

After a quorum has been established at a shareholders meeting, a subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 8. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders. In the event a certificate is held in the names of one or more persons, any one such owner shall be presumed to have the authority to vote all such shares in the absence of a contrary vote by one or more co-owners of record. In the case of contrary votes by co-owners, no votes for such shares shall be counted.

A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

Section 9. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting or a shareholder's duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

Section 10. Action by Shareholders Without a Meeting. Any action required by law, these ByLaws, or the Articles of Incorporation of this corporation, to be taken at any Annual or Special Meeting of shareholders of this corporation or any action which may be taken at any Annual or Special Meeting of such shareholders, may be taken without a meeting, without prior notice, and without a vote, if consented to in writing. The written consent shall set forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares are entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action, and, if the action be a merger, consolidation, or sale, or exchange of assets for which dissenters' rights are provided under the Florida Corporation Act, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of this act regarding the rights of dissenting shareholders.

Article II
Directors

Section 1. Function and Number. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of the Board of Directors. The number of Directors which shall constitute the whole Board shall be one (1) initially.

Section 2. Qualification. Directors need not be residents of this State or shareholders of this corporation.

Section 3. Compensation. The Board of Directors shall have authority to fix the compensation of directors.

Section 4. Duties of Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interest of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

Section 5. Election and Term. Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first Annual Meeting of shareholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

At the first Annual Meeting of shareholders and at each Annual Meeting thereafter the shareholders shall elect directors to hold office until the next succeeding Annual Meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office or death.

Section 6. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

Section 7. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Section 8. Quorum and Voting. A majority of the number of directors fixed by these By-Laws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. Place of Meetings. Regular and special meetings of the Board of Directors may be held within or without the State of Florida and may be held via telephone in accordance with state law.

Section 10. Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held without notice immediately after the Annual Meeting of shareholders of the corporation. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery or telegram, at least two (2) days before the meeting or by Notice mailed to the director at least five (5) days before the meeting.

Notice of a meeting of the Board of Directors need not be given to any director who signs a Waiver of Notice either before or after the meeting. Attendance of a director at a meeting shall constitute a Waiver of Notice of such meeting, the time of the meeting or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Meetings of the Board of Directors may be called by the Chairman of the Board, by the President of the corporation, or by any two directors.

Section 11. Action Without a Meeting. Any action required to be taken at a meeting of the directors of a corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the Minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote.

Article III
Officers and Duties

Section 1. Officers. The officers of this corporation shall consist of a President, a Vice President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors at the first meeting of the directors immediately following the Annual Meeting of shareholders of this corporation, and shall serve until their successors are chosen and qualified. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person.

Section 2. Duties. The officers of this corporation shall have the following duties:

(a)   The President shall be the chief executive officer of the corporation, shall be responsible for the general and active management of the business and affairs of the corporation subject to the directions of the Board of Directors. The President shall preside at all meetings of the shareholders and Board of Directors. The Vice President shall fulfill the duties of the President in the President's absence or in the event the President resigns or is removed and the President's replacement has not been elected and seated.

(b)   The Secretary shall have custody of, and maintain, all of the corporate records except the financial records, shall record the minutes of all meetings of the shareholders and Board of Directors, shall send all notices of meetings out, and shall perform such other duties as may be prescribed by the Board of Directors or the President. The Assistant Secretary shall fulfill the duties of the Secretary in the Secretary's absence or in the event the Secretary resigns or is removed and the Secretary's replacement has not been elected and seated.

(c)   The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the Annual Meeting of shareholders and whenever else required by the Board of Directors or the President and shall perform such other duties as may be prescribed by the Board of Directors or the President. The Assistant Treasurer shall fulfill the duties of the Treasurer in the Treasurer's absence or in the event the Treasurer resigns or is removed and the Treasurer's replacement has not been elected and seated.

Article IV
Stock Certificates

Section 1. Issuance. Every holder of shares in this corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

Section 2. Form. Certificates representing shares in this corporation shall be signed by the President and the Secretary and may be sealed with the seal of this corporation or a facsimile thereof.

Each certificate representing shares shall state upon the face thereof: (a) the name of the corporation; (b) that the corporation is organized under the laws of this state; (c) the name of the person or persons to whom issued; (d) the number and class of shares, and the designation of the series, if any, which such certificate represents; and (e) the par value of each share represented by such certificate, or a statement that the shares are without par value.

Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost, Stolen or Destroyed Certificates. The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requires the issue of a new certificate before the corporation has notice that the certificate has been acquired by purchaser for value and good faith and without notice of any adverse claims; (c) gives bond in such form as the corporation may direct, to indemnify the corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the corporation.

Section 4. Transfers of Stock. Upon surrender to the corporation, or to the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5. Registered Stockholders. The corporation shall be entitled to recognize the person(s) registered on its books as the exclusive owner(s) of those shares for the purposes of receiving dividends, voting as such owner(s), and being held liable for calls and assessments. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person other than the registered owner, whether or not it shall have express or other notice thereof, except as provided by the laws of Florida.

Article V
Corporate Seal

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the year of incorporation and the state of incorporation.

Article VI
Amendment

These By-Laws may be repealed or amended and new By-Laws may be adopted, by either the Board of Directors or the shareholders, but the Board of Directors may not amend or repeal any By-Law adopted by shareholders if the shareholders specifically provide that such By-Law is not subject to amendment or repeal by the directors.

Article VII
General Provisions

Section 1. Dividends. Dividends upon the capital stock of the corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 2. Payment of Dividends. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Annual Statement. The Board of Directors shall present at each annual meeting and at any special meetings of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

Section 4. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 5. Indemnification of Officers and Directors.

(a)   The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the party is or was a director, an officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually or reasonably incurred by him in connection with such action, suit or proceeding, including any appeal thereof, to the full extent provided by law then in effect.

(b)   Without limiting subparagraph (a) herein, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the party is or was a director, an officer of the corporation, or is or was serving at the request of the corporation as a director of officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually or reasonably incurred by him in connection with such action, suit or proceeding, including any appeal thereof, if the director acted in good faith and in a manner the director reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. This obligation shall extend to any action by or in the right of the corporation to procure judgments in its favor, except that no indemnification shall then be made in respect of any claim, issue, or matter as to which such person is adjudged liable for negligence or misconduct in the performance of such duty to the corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application by the board of directors of the corporation that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity in view of all the circumstances of the case.

Any indemnification under subparagraph (b) herein, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth herein. Such determination shall be made: (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding; (2) if such quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; (3) by independent legal counsel: (i) selected by the board of directors prescribed in paragraph (1) or the committee prescribed in paragraph (2); or (ii) if a quorum of the directors cannot be obtained for paragraph (1) and the committee cannot be designated under paragraph (2), selected by a majority vote of the full board of directors (in which directors who are parties may participate); or (4) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

(c)   These indemnification provisions shall continue in effect for persons who have ceased to be a director or officer and shall additionally apply for the benefit of the heirs, executors and administrators of such persons.